EXHIBIT 99.1

                              WINTHROP REALTY TRUST

                            INSTRUCTIONS AS TO USE OF
                               RIGHTS CERTIFICATES

                               -------------------

                          CONSULT YOUR BANK OR BROKER,
           IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

                               -------------------

      The following instructions relate to the rights offering (the "Offering") by Winthrop Realty Trust, a real estate investment trust organized under the laws of the State of Ohio (the "Company"), made to the holders ("Holders") of the Company's outstanding Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares") and holders of the Company's Series B-1 Cumulative Convertible Redeemable Preferred Shares ("Preferred Shares"), as described in the Company's Prospectus dated __________ __, 2006 (the "Prospectus"). Holders of record (the "Record Date Holders") of Common Shares or Preferred Shares at the close of business on __________ __, 2006 (the "Record Date") are each receiving one non-transferable subscription right (each a "Right") for every 12 Common Shares held on the Record Date or, in the case of holders of Preferred Shares, a Right for every 12 Common Shares issuable upon conversion on the Record Date. Each Right entitles the holder thereof (the "Rights Holder") to subscribe for and purchase from the Company one Common Share (the "Basic Subscription") at the subscription price of $____ (the "Subscription Price"). No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. An aggregate of up to 5,220,038 Common Shares (the "Underlying Shares") will be distributed in connection with the Offering.

      Subject to the proration and possible reduction described below, each Right also entitles any Record Date Holder exercising in full the Basic Subscription the right to subscribe for additional Common Shares that have not been purchased through the exercise of Rights (the "Oversubscription Privilege"). The Oversubscription Privilege is not transferable. If the Record Date Holder elects to exercise the Oversubscription Privilege, such Record Date Holder must do so concurrently with the exercise of the Basic Subscription. If the Underlying Shares that are not subscribed for through the Basic Subscription (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Record Date Holders exercising the Oversubscription Privilege in proportion to the number of Common Shares purchased by holders pursuant to the their Basic Subscription.

      The Subscription Price is payable in cash. See "THE RIGHTS OFFERING" in the Prospectus.

      The Rights will expire at 5:00 p.m. Eastern Standard Time on __________ __, 2006, or such later time and date as the Company may determine in its sole discretion (the "Expiration Time").

      The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the Rights Certificate and returning the Rights Certificate to National City Bank, the subscription agent (the "Subscription Agent"), in the envelope provided. You may revoke your subscription exercise at any time until the Expiration Time.

      YOUR RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AND PAYMENT OF THE SUBSCRIPTION PRICE FOR SHARES SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M. EASTERN TIME ON __________ __, 2006. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT PURSUANT TO THE BASIC SUBSCRIPTION OR THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE.

      1. SUBSCRIPTION PRIVILEGES.

      To Exercise Rights. To exercise your Rights and the Oversubscription Privilege, complete Sections 1, 2 and 4 of your Rights Certificate (and, if applicable, Section 3 thereof) and send to the Subscription Agent your properly completed and executed Rights Certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription. Payment for shares subscribed for pursuant to the Oversubscription Privilege is not due until five business days following notification of how many shares have been allocated to you under the Oversubscription Privilege. Payment of the Subscription Price must be made by check or bank draft, or postal, telegraphic or express money order, in each case, payable to National City Bank, as Subscription Agent. The Subscription Price will be deemed to have been received by the Subscription Agent only upon
(i) clearance of any uncertified check or (ii) receipt by the Subscription Agent of any certified check or cashier's check, or of any postal, telegraphic or express money order. IF PAYING BY AN UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER IN THE ALTERNATIVE, PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT OR MONEY ORDER.

      If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription with respect to the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights which may be exercised for the aggregate payment delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, subject to the conditions set forth in the Prospectus and to the extent available, that number of whole, Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price and any amount remaining after such division shall be returned to you.

      To Exercise Rights through a Nominee. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must fill out the instructions form on the reverse side of the enclosed form letter, providing clear direction as to how many Rights are to be exercised and what action should be taken with regard to any unexercised Rights. Banks, brokers and other nominees who exercise the Subscription Rights on behalf of the beneficial owners of Rights must complete the appropriate Sections of their Rights Certificate(s), deliver the Rights Certificate(s) to the Subscription Agent and comply with all other applicable provisions contained in the Prospectus, including without limitation, those described under "THE RIGHTS OFFER - Notice to Beneficial Holders".

      To Exercise Rights if Rights Certificate Might Not Properly Reach the Subscription Agent Prior to the Expiration Time. You may cause a written guarantee substantially in the form delivered with the Prospectus (the "Notice of Guaranteed Delivery") from a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time and complete the information provided in Section 1 of the Rights Certificate; payment in full of the applicable Basic Subscription Price may be made separately as long as said payment is also received by the Subscription Agent at or prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate and the number of Underlying Shares being subscribed for pursuant to the Basic Subscription and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate evidencing those Rights within five (5) New York Stock Exchange trading days ("Trading Days"), following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within five
(5) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent.

      2. 9.8% WAIVER REQUEST

      If you anticipate that the exercise of your Rights will result in your beneficially owning in excess of 9.8% of the Company's common shares you must request a waiver from the 9.8% limitation contained in the Company's declaration of trust and by-laws by checking this box labeled "9.8 Waiver Request" in
Section 3 of the Rights Certificate. The 9.8% limit for a person is computed based on the outstanding common shares, including any common shares issuable to that person upon conversion of preferred shares. For purposes of determining whether you will need to request a waiver from us, you should assume that there will be 45,638,280 common shares outstanding following completion of this offering, plus common shares issuable upon conversion of any Series B-1 Preferred Shares that you may own.

      3. THE SUBSCRIPTION AGENT.

      You should mail or deliver checks and completed rights subscription certificates to the Subscription Agent at:

If by mail:                              If by hand:                           If by Overnight Courier:
-----------                              -----------                           ------------------------
National City Bank                       c/o The Depositary Trust Company      National City Bank
Corporate Actions Processing Center      Transfer Agent Drop Service           Corporate Actions Processing Center
P.O. Box 859208                          55 Water Street                       161 Bay Street Drive
161 Day Street Drive                     Jeanette Park Entrance                Braintree, MA  02184
Braintree, MA  02185-9208                New York, NY  100041

                                         or

                                         National City Bank
                                         Corporate Trust Operations
                                         3rd floor - North Annex
                                         4100 West 150th Street
                                         Cleveland, OH  44135

The Subscription Agent's facsimile number for eligible institutions only is
(216) 257-8508. The telephone number for confirmation of receipt of facsimiles is ____________.

      4. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

      The following issuances, deliveries and payments will be made to you at the address shown on the face of your Rights Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Section 5 of your Rights Certificate.

      Common Shares Certificates. Subject to satisfaction of the conditions described in the Prospectus and in the Rights Certificate, the Subscription Agent will issue and mail in accordance with the instructions of the exercising Rights Holder, a certificate representing Underlying Shares purchased pursuant to the valid exercise of Rights, as soon as practicable after the Expiration Time and all prorations and reductions contemplated by the Offering have been effected. Certificates representing the over-subscription shares will be delivered as soon as practicable after the expiration of the subscription period so that we may (1) make the such pro-rations as may be necessary in the event the over-subscription requests exceed the number of remaining available shares in the rights offering, (2) notify over-subscribing rights holders as to how many (if any) shares over-subscribed Rights have been allocated to you and (3) receive payment for such over-subscription shares from over-subscribing holders. See "The Rights Offering - Issuance of Shares Certificates" in the Prospectus.

      5. TO DIVIDE A RIGHTS CERTIFICATE.

      To have your Rights Certificate divided into two or more Rights Certificates, evidencing the same aggregate number of Rights, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Rights Certificates in time to enable the Rights Holder to complete an exercise by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to a Rights Holder for any such delays.

      6. SIGNATURES.

      Execution by Rights Holder. The signature on the Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing.

      Signature Guarantees. Unless your Rights Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in Section 1), your signature on each Rights Certificate must be guaranteed by an Eligible Guarantor Institution (as defined in Section 4).

      7. METHOD OF DELIVERY.

      The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Time. Because uncertified checks may take at least five (5) business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

      8. LOST, STOLEN, DESTROYED OR MUTILATED RIGHTS CERTIFICATES.

      Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate, if mutilated, the Subscription Agent will make and deliver a new Rights Certificate of like tenor to the registered Rights Holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Rights Certificate is replaced. Upon request, the Subscription Agent will deliver to a Rights Holder an Affidavit of Lost, Stolen, Destroyed or Mutilated Rights Certificates, to be executed by the Rights Holder and returned to the Subscription Agent.

      9. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

      In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for (A) each Underlying Share subscribed for pursuant to the Basic Subscription and (B) within 5 business days after notification of how many Oversubscription Shares have been allocated to you, the number of Excess Shares allocated to you pursuant to the Oversubscription Privilege.

      If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

      10. TRANSFER TAXES.

      Except for certain fees charged by the Subscription Agent that will be paid by the Company, all fees and other expenses (including transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Rights Holder, and none of such fees or expenses will be paid by the Company or the Subscription Agent.

      11. IRREGULARITIES.

      All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the acceptance thereof or the issuance of the Common Shares pursuant thereto could be deemed unlawful.

      11. INFORMATION AGENT

      If you have any questions or need assistance concerning the procedure for exercising subscription rights, or if you would like additional copies of the Prospectus, you should contact the Information Agent at the following address and telephone number:

                                [LOGO] MACKENZIE
                                 PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                       E-mail: proxy@mackenziepartners.com
                                       or
                          CALL TOLL-FREE (800) 322-2885